EXHIBIT 2


                       POWER OF ATTORNEY
           For Executing Schedule 13D and Amendments
                        Re:  Lonrho PLC


          Know all by these presents, that the undersigned hereby constitutes and appoints each of John F. Price and Rudolph H. Funke, signing singly, the undersigned's true and lawful attorney-in-fact to execute and file on behalf of the undersigned a Schedule 13D and all amendments thereto that the undersigned may be required to file with the United States Secu-rities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations thereunder with respect to the undersigned's beneficial owner-ship of securities in Lonrho Oil & Gas Company and take any other action of any type whatsoever in connection with the fore-going which, in the opinion of such attorneys-in-fact, or either of them, may be of benefit to, in the best interest of, or legally required of, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his discretion.

          The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such attorney-in-fact might or could do personally, with full power of substi-tution, hereby ratifying and confirming all that such attorney-in-fact, or his substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

          The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 13(d) of the Securities
Exchange Act of 1934.

     The authority granted by this power of attorney shall con-tinue until the undersigned is no longer required to file a
Schedule 13D (or amendments thereto) with respect to the under-signed's beneficial ownership of securities in Hondo Oil & Gas Company, unless earlier revoked in writing.

          IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the 6th day of October, 1994.


                                   Lonrho Plc



                                   By: /s/ R.E. Whitten_________
                                      Name:  R.E. Whitten
                                      Title: Director